EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the FEI Company Employee Share Purchase Plan on Form S-8 of our report dated March 24, 1998, appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP


Portland, Oregon
June 18, 1998